UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 3, 2015
____________________
VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

VERSO PAPER HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On December 3, 2015, the boards of directors of Verso Paper Holdings LLC (“Verso Holdings”) and NewPage Corporation (“NewPage”), which are indirect, wholly owned subsidiaries of Verso Corporation (“Verso”), were reconstituted as follows:

●
Verso Holdings. The board of directors of Verso Holdings was increased from two to three directors. Allen J. Campbell, the Senior Vice President and Chief Financial Officer of Verso (who continues to serve in such position), resigned as a director of Verso Holdings and was replaced by Reed B. Rayman, an existing director of Verso. Richard M. Cieri, who had no prior affiliation with Verso or any of its subsidiaries (including Verso Holdings), was appointed to serve as a director of Verso Holdings. David J. Paterson, a director and the President and Chief Executive Officer of Verso, continues to serve as a director of Verso Holdings.

●
NewPage. The board of directors of NewPage was increased from two to three directors. Mr. Campbell resigned as a director of NewPage and was replaced by David B. Sambur, an existing director of Verso. Alan J. Carr, who had no prior affiliation with Verso or any of its subsidiaries (including NewPage), was elected to serve as a director of NewPage. Mr. Paterson continues to serve as a director of NewPage.

On the same date, and in connection with the foregoing actions, the board of directors of Verso designated each of Messrs. Cieri and Carr as a Board Observer and authorized them, in such capacity, to engage with the Verso board of directors on matters relating to the potential restructuring of Verso and its subsidiaries.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  December 8, 2015

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

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